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CUSIP No. 754688109                                         (Page 7 of 12 Pages)


                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

        The undersigned, for purposes of Exchange Act Rule 13(d), hereby agree to execute and file jointly a Schedule 13D in connection with an investment in The Raymond Corporation.


Dated: February 18, 1997                      /s/ George G. Raymond, Jr.
                                              --------------------------
                                              George G. Raymond, Jr.


Dated: February 18, 1997                      /s/ Ellen R. Raymond
                                              --------------------------
                                              Ellen R. Raymond


Dated: February 18, 1997                      /s/ Madeleine R. Young
                                              --------------------------
                                              Madeleine R. Young


Dated: February 18, 1997                      /s/ Jean C. Raymond
                                              --------------------------
                                              Jean C. Raymond


Dated: February 19, 1997                      /s/ George G. Raymond, III
                                              --------------------------
                                              George G. Raymond, III